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                                   EXHIBIT 23
                                   ----------

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We issued our report dated January 22, 2004, accompanying the consolidated financial statements incorporated by reference in the Annual Report of Royal Bancshares of Pennsylvania, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Company's Registration Statements on Form S-8 (File No. 333-25855).



/s/ Grant Thornton, LLP
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Philadelphia, Pennsylvania
March 10, 2004